UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2021

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

IN	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)
4925 Indiana Avenue
Lisle IL		60532
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:(630) 577-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	CTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events.

On July 29, 2021, CTS Corporation (“CTS”) entered into an agreement (“Agreement”) with certain subsidiaries of Legal & General America Inc. (“Legal & General”), pursuant to which the CTS Corporation Pension Plan (“Pension Plan”) purchased a group annuity contract that transfers to Legal & General CTS’ Pension Plan benefit obligations for approximately 2,700 CTS participants and beneficiaries in the United States (“Transferred Participants”).

As part of the purchase of the group annuity contract, Pension Plan benefit obligations and related annuity administration services for Transferred Participants were irrevocably assumed and guaranteed by Legal & General through its Banner Life Insurance Co. and William Penn Life Insurance Company of New York operating subsidiaries effective as of August 3, 2021.  There will be no change to pension benefits for Transferred Participants. The purchase of the group annuity contract was fully funded directly by Pension Plan assets.

CTS expects to recognize a non-cash and non-operating pre-tax pension settlement charge of approximately $107 million in the third quarter of 2021 as a result of the purchase of the group annuity contract.

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements, such as statements relating to the financial impact and future benefits of the transactions contemplated by the Agreement. These statements reflect CTS management’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. There is no guarantee that any of the events anticipated by CTS’s forward-looking statements will occur. Factors that could cause actual results to differ materially from those expressed or implied in this Current Report include, but are not limited to, the amount and timing of the expected settlement charge, and other factors that can be found in CTS’s filings with the Securities and Exchange Commission. CTS undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on  its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2021		CTS CORPORATION

	By:	/s/ Thomas M. White
Thomas M. White
Corporate Controller